Exhibit 99.1

Contact	Evan Goad
TransUnion
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Reports Second Quarter 2013 Results

CHICAGO, Aug. 7, 2013 – TransUnion today announced results for the three and six months ended June 30, 2013. This is a combined announcement that includes consolidated financial statements for TransUnion Holding Company, Inc. (“TransUnion Holding,” and together with its consolidated subsidiaries, the “Company”) and TransUnion Corp., a direct 100% owned subsidiary of TransUnion Holding(1).

Second Quarter 2013 Highlights

•	Total revenue for the second quarter increased 6.2%. Weakening foreign currencies accounted for a decrease in revenue of 1.3%, while acquisitions accounted for an increase in revenue of 0.8%.

•	Revenue in International emerging markets increased 6.7%, driven by constant currency growth in Africa, Latin America and Asia Pacific.

•	Weakening foreign currencies accounted for a decrease in emerging markets revenue of 10.1%.

•	Acquisitions accounted for an increase in emerging markets revenue of 7.0%.

•

Revenue in the Interactive segment increased 13.9%, driven by an increase in the average number of subscribers and volumes in the indirect channel and higher average revenue per subscriber in the direct channel.

•	Revenue in USIS Online Data Services increased 5.3%, driven by an increase in online credit report volumes in the financial services and reseller markets.

•	Revenue in USIS Decision Services increased 2.9%, driven by growth in financial services and healthcare.

•	Adjusted EBITDA(2) was $94.4 million, a decrease of 5.6% compared to the prior year, due to investments in new initiatives to drive long-term revenue growth and more efficient operations.

“In the second quarter, we generated solid organic constant currency revenue growth,” said Jim Peck, the Company’s president and chief executive officer. “As exhibited in the second quarter, we are directing near-term earnings into the business to drive long-term growth and value creation. This will result in a well-diversified business with a healthy, and sustainable, growth and margin profile.”

Second Quarter 2013 Results

The Company reported revenue of $300.8 million, an increase of 6.2% compared to the second quarter of 2012. Weakening foreign currencies accounted for a decrease in revenue of 1.3%. Acquisitions accounted for an increase in revenue of 0.8%.

Operating income was $39.5 million in the second quarter of 2013 compared to an operating loss of $29.3 million in the prior year. The second quarter of 2013 was impacted by a $2.3 million loss on the disposal of a small operating company in Africa and a $2.9 million one-time adjustment for tax expense related to prior years. The second quarter of 2012 was impacted by $90.7 million of accelerated stock-based compensation and related expenses resulting from the acquisition of TransUnion Corp. by TransUnion Holding on April 30, 2012 (the acquisition and related transactions being referred to herein as the “2012 Change in Control Transaction”). Adjusted Operating Income of $44.7 million, compared to $61.5 million in the prior year, was negatively impacted by an $8.9 million increase in depreciation and amortization, resulting primarily from purchase accounting adjustments to record tangible and intangibles assets at fair value due the 2012 Change in Control Transaction.

Adjusted EBITDA was $94.4 million, a decrease of 5.6% compared to the prior year, due to investments in new initiatives to drive long-term revenue growth and bottom-line savings.

Non-operating expense was $47.5 million in the second quarter of 2013 compared to $71.5 million in the prior year. The second quarter of 2013 included a $6.1 million increase in interest expense related primarily to the issuance of $600 million and $400 million principal amount of senior unsecured PIK toggle notes in the second and fourth quarters of 2012, respectively. The prior year included $28.3 million of acquisition expense primarily related to the 2012 Change in Control Transaction. These factors contributed to a net loss attributable to the Company of $7.8 million in the second quarter of 2013 and a net loss of $68.6 million in the second quarter of 2012.

Segment Highlights

U.S. Information Services (USIS)

USIS revenue was $187.9 million, an increase of 4.1% percent compared to the second quarter of 2012, with increases in all three operating platforms due to improved market conditions and growth in financial services and healthcare.

•	Online Data Services revenue was $132.0 million, an increase of 5.3%, driven by an increase in online credit report volumes in the financial services and reseller markets.

•	Credit Marketing Services revenue was $30.9 million, an increase of 0.3%, due to higher batch activity in financial services.

•	Decision Services revenue was $25.0 million, an increase of 2.9%, driven by growth in financial services and healthcare.

Operating income was $37.3 million in the second quarter of 2013 compared to $10.8 million in the prior year. The second quarter of 2012 was adversely impacted by $41.1 million of 2012 Change in Control Transaction related expenses. Conversely, the second quarter of 2013 was impacted by a $2.6 million one-time adjustment for tax expense related to prior years. Excluding these items, Adjusted Operating Income was $39.9 million in the second quarter of 2013 compared to $51.9 million in the prior year. This comparison was negatively impacted by $5.9 million of additional depreciation and amortization, resulting primarily from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, USIS Adjusted Operating Income decreased 7.8% compared to the second quarter of 2012, due to investments in new initiatives to drive long-term revenue growth and bottom-line savings.

International

International revenue was $61.3 million, an increase of 6.6% compared to the second quarter of 2012. Weakening foreign currencies accounted for a decrease in revenue of 6.4%. Acquisitions accounted for an increase in revenue of 4.2%.

•

Developed markets revenue was $24.5 million, an increase of 6.5%, as constant currency growth in Hong Kong was offset by weakness in Canada. Weakening foreign currencies accounted for a reduction in revenue of 0.9%.

•

Emerging markets revenue was $36.8 million, an increase of 6.7%, driven by constant currency growth in Africa, Latin America and Asia Pacific. Weakening foreign currencies accounted for a reduction in revenue of 10.1%. Acquisitions accounted for an increase in revenue of 7.0%.

Operating income was $4.1 million in the second quarter of 2013 compared to an operating loss of $6.4 million in the prior year. The second quarter of 2012 was adversely impacted by $14.4 million of 2012 Change in Control Transaction related expenses. Conversely, the second quarter of 2013 was impacted by a $2.3 million loss associated with the disposition of a small business in Africa. Excluding these items, Adjusted Operating Income was $6.4 million in the second quarter of 2013 compared to $8.0 million in the prior year. This comparison was negatively impacted by $1.9 million of additional depreciation and amortization, resulting primarily from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, International Adjusted Operating Income increased 1.9%.

Interactive

Interactive revenue was $51.6 million, an increase of 13.9% compared to the second quarter of 2012, driven by an increase in the average number of subscribers and volumes in the indirect channel and higher average revenue per subscriber in the direct channel.

Operating income was $15.9 million in the second quarter of 2013, an increase of 12.0% compared to the prior year. The second quarter of 2012 was adversely impacted by $2.3 million of 2012 Change in Control Transaction related expenses. Excluding these one-time items, Adjusted Operating Income was $15.9 million compared to $16.5 million in the prior year. This comparison was negatively impacted by $0.6 million of additional depreciation and amortization, resulting primarily from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, Interactive Adjusted Operating Income was flat compared to the second quarter of 2012.

Year-to-Date 2013 Results

The Company reported revenue of $591.3 million for the first half of 2013, an increase of 4.9% compared to the first half of 2012. Weakening foreign currencies accounted for a reduction in revenue of 1.3%. Acquisitions accounted for an increase in revenue of 0.7%.

•	Revenue for U.S. Information Services was $371.6 million, an increase of 2.9% compared to the first half of 2012.

•

Revenue for International was $117.0 million, an increase of 2.5% compared to the first half of 2012. Weakening foreign currencies accounted for a reduction in revenue of 6.4%. Acquisitions accounted for an increase in revenue of 3.5%.

•	Revenue for Interactive was $102.7 million, an increase of 16.0% compared to the first half of 2012.

Operating income was $83.6 million in the first half of 2013 compared to $36.3 million in the first half of 2012. The first half of 2012 was adversely impacted by $90.7 million of 2012 Change in Control Transaction related expenses. Conversely, the first half of 2013 was impacted by a $2.9 million one-time adjustment for tax expense related to prior years and a net $1.2 million loss associated with the disposition of a small business in Africa and small product line in our USIS segment. Excluding these items, Adjusted Operating Income was $87.7 million in the first half of 2013 compared to $127.0 million in the prior year. This comparison was negatively impacted by $32.3 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction.

Adjusted EBITDA was $186.6 million, a decrease of 1.9% compared to the first half of 2012, due to investments in new initiatives to drive long-term revenue growth and bottom-line savings.

Non-operating expense was $97.6 million in the first half of 2013 compared to $113.2 million in the first half of 2012. The first half of 2013 included a $23.7 million increase in interest expense related primarily to the issuance of $600 million and $400 million principal amount of senior unsecured PIK toggle notes in the second and fourth quarters of 2012, respectively. The first half of 2012 included $41.3 million of acquisition fees related primarily to the 2012 Change in Control Transaction. These factors contributed to a net loss attributable to the Company of $14.2 million in the first half of 2013 and a net loss of $66.9 million in the first half of 2012.

Selected Liquidity Data

Cash and cash equivalents was $130.2 million at June 30, 2013 and $154.3 million at December 31, 2012. Year-to-date cash provided by operating activities of TransUnion Holding was $47.3 million. Other year-to-date cash activity of TransUnion Holding included: $30.2 million used for cash capital expenditures; $24.2 million used for other investing activities; $12.2 million used for financing activities; and $4.8 million used from the effect of exchange rate changes on cash.

Recent Developments

Registration of 8.125%/8.875% Senior PIK Toggle Notes due 2018

On July 18, 2013, TransUnion Holding Company announced an exchange offer for its outstanding unregistered 8.125%/8.875% Senior PIK Toggle Notes due 2018, Series A. These notes were originally issued on November 1, 2012, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, in an aggregate principal amount of $400 million. Holders of these notes may exchange them for an equal principal amount of a new issue of 8.125%/8.875% Senior PIK Toggle Notes due 2018, Series B pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. Terms of the new notes are substantially identical to those of the original notes, except that the transfer restrictions and registration rights relating to the original notes do not apply to the new notes.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, Aug. 7, 2013, at 8:00 a.m. (CT) via a live teleconference to discuss the business trends supporting second quarter 2013 results. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the teleconference. This earnings release is also available on that website. The teleconference dial-in information is:

Domestic dial-in: 866-515-2907

International dial-in: 617-399-5121

Teleconference code: 96874330

About TransUnion

As a global leader in information and risk management, TransUnion creates advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering high quality data, and integrating advanced analytics and enhanced decision-making capabilities. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion reaches businesses and consumers in 33 countries around the world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions.

We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; changes in federal, state, local or foreign tax law; litigation or regulatory proceedings; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to make acquisitions and integrate the operations of other businesses; our ability to timely develop new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to manage expansion of our business into international markets; economic and political stability in international markets where we operate; fluctuations in exchange rates; our ability to effectively manage our costs; our ability to provide competitive services and prices; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; our ability to protect our intellectual property; our ability to retain or renew existing agreements with long-term customers; our ability to access the capital markets; further consolidation in our end customer markets; reliance on key management personnel; and other factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of TransUnion Holding and TransUnion Corp.’s combined Annual Report on Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarter ended June 30, 2013. Many of these factors are beyond our control. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

[1]

Due to the acquisition of TransUnion Corp. by TransUnion Holding, TransUnion Corp.’s financial statements are prepared on a Predecessor and Successor basis. In this earnings release, we present the TransUnion Holding consolidated results for the three months ended June 30, 2013, and compare this to the combination of TransUnion Holding consolidated results for the three months ended June 30, 2013, and the TransUnion Corp Predecessor consolidated results for the one month ended April 30, 2012, (combined results for the three months ended June 30, 2013). To facilitate comparability with the prior year, we present below the TransUnion Holding consolidated results for the six months ended June 30, 2013, and compare this to the combination of TransUnion Holding consolidated results from inception through June 30, 2013, combined with the TransUnion Corp Predecessor consolidated results for the four months ended April 30, 2012, (combined results for the six months ended June 30, 2013). TransUnion Holding and TransUnion Corp. operate as one business, with one management team. Management believes combining the earnings release of TransUnion Holding and TransUnion Corp. provides the following benefits: enhances investors’ understanding of TransUnion Holding and TransUnion Corp. by enabling investors to view the business as a whole, the same manner as management views and operates the business; provides a more readable presentation of required disclosures with less duplication, since a substantial portion of the Company’s disclosures apply to both TransUnion Holding and TransUnion Corp; and creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

[2]

See page 18 for a reconciliation of Adjusted Operating Income & Adjusted EBITDA to their most directly comparable GAAP measures, operating income and net income attributable to the Company, respectively.

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except per share data)

	June 30, 2013	December 31, 2012
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$130.2	$154.3
Trade accounts receivable, net of allowance of $1.0 and $1.7	179.4	163.6
Other current assets	76.5	82.7

Total current assets	386.1	400.6
Property, plant and equipment, net of accumulated depreciation and amortization of $48.2 and $26.4	108.9	121.2
Other marketable securities	10.9	11.4
Goodwill	1,792.9	1,804.2
Other intangibles, net of accumulated amortization of $153.7 million and $86.6 million	1,848.9	1,911.6
Other assets	127.4	129.8

Total assets	$4,275.1	$4,378.8

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$80.9	$78.4
Current portion of long-term debt	9.5	10.6
Other current liabilities	107.9	129.3

Total current liabilities	198.3	218.3
Long-term debt	2,657.2	2,670.3
Other liabilities	656.3	679.4

Total liabilities	3,511.8	3,568.0
Redeemable noncontrolling interests	20.4	14.7
Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at June 30, 2013, 110.2 million and 110.2 million shares issued at June 30, 2013 and December 31, 2012, respectively, and 109.8 million shares and 110.1 million shares outstanding as of June 30, 2013 and December 31, 2012, respectively	1.1	1.1
Additional paid-in capital	1,113.2	1,109.4
Treasury stock at cost; 0.4 million shares at June 30, 2013 and 0.1 million shares at December 31, 2012	(2.7)	(0.7)
Retained earnings (accumulated deficit)	(396.8)	(382.6)
Accumulated other comprehensive income (loss)	(61.8)	(24.4)

Total TransUnion Holding Company, Inc. stockholders’ equity	653.0	702.8
Noncontrolling interests	89.9	93.3

Total stockholders’ equity	742.9	796.1

Total liabilities and stockholders’ equity	$4,275.1	$4,378.8

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,	From the Date of Inception Through June 30,
	2013	2012	2013	2012
Revenue	$300.8	$190.9	$591.3	$190.9
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	121.3	74.6	239.0	74.6
Selling, general and administrative	94.8	50.8	178.2	50.8
Depreciation and amortization	45.2	29.0	90.5	29.0

Total operating expenses	261.3	154.4	507.7	154.4
Operating income	39.5	36.5	83.6	36.5
Non-operating income and expense
Interest expense	(49.2)	(33.3)	(99.0)	(34.8)
Interest income	0.2	0.1	0.5	0.1
Other income and (expense), net	1.5	(7.8)	0.9	(14.8)

Total non-operating income and expense	(47.5)	(41.0)	(97.6)	(49.5)
Income (loss) from operations before income taxes	(8.0)	(4.5)	(14.0)	(13.0)
Benefit (provision) for income taxes	1.9	2.2	2.7	2.2

Net Income (loss)	(6.1)	(2.3)	(11.3)	(10.8)
Less: net income attributable to the noncontrolling interests	(1.7)	(1.2)	(2.9)	(1.2)

Net income (loss) attributable to TransUnion Holding Company Inc.	$(7.8)	$(3.5)	$(14.2)	$(12.0)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Six Months Ended June 30, 2013	From the Date of Inception Through June 30, 2012
Cash flows from operating activities:
Net income (loss)	$(11.3)	$(10.8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	90.5	29.0
Deferred financing fees	5.2	0.5
Stock-based compensation	3.5	0.4
Provision for losses on trade accounts receivable	0.4	0.1
Equity in net income of affiliates, net of dividends	—	3.8
Deferred taxes	(10.1)	(6.1)
Amortization of senior notes purchase accounting fair value adjustment and note discount	(8.4)	(2.6)
Loss (gain) on sale of assets	(1.3)	—
Other	(0.1)	0.2
Changes in assets and liabilities:
Trade accounts receivable	(12.2)	(9.1)
Other current and long-term assets	1.1	(79.4)
Trade accounts payable	9.2	(5.2)
Other current and long-term liabilities	(19.2)	(5.4)

Cash provided by (used in) operating activities	47.3	(84.6)
Cash flows from investing activities:
Capital expenditures for property and equipment	(30.2)	(7.4)
Proceeds from sale of trading securities	2.2	—
Investments in trading securities	(1.4)	(0.1)
Acquisition of TransUnion Corp., net of cash acquired	—	(1,485.9)
Other acquisitions and purchases of noncontrolling interests , net of cash acquired	(30.3)	(10.5)
Proceeds from sale of other assets	4.2	—
Other	1.1	—

Cash used in investing activities	(54.4)	(1,503.9)
Cash flows from financing activities:
Proceeds from 9.625% notes	—	600.0
Proceeds from senior secured credit facility	923.4	—
Extinguishment of senior secured credit facility	(923.4)	—
Repayments of debt	(5.8)	(2.4)
Proceeds from issuance of common stock	0.3	1,094.2
Debt financing fees	(3.7)	(16.3)
Treasury stock purchases	(2.0)	—
Distributions to noncontrolling interests	(1.1)	(0.3)
Other	0.1	0.1

Cash (used in) provided by financing activities	(12.2)	1,675.3
Effect of exchange rate changes on cash and cash equivalents	(4.8)	(0.8)

Net change in cash and cash equivalents	(24.1)	86.0
Cash and cash equivalents, beginning of period	154.3	—

Cash and cash equivalents, end of period	$130.2	$86.0

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except per share data)

	Successor June 30, 2013	Successor December 31, 2012
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$130.2	$154.3
Trade accounts receivable, net of allowance of $1.0 and $1.7	179.4	163.6
Other current assets	43.6	58.7

Total current assets	353.2	376.6
Property, plant and equipment, net of accumulated depreciation and amortization of $48.2 and $26.4	108.9	121.2
Other marketable securities	10.9	11.4
Goodwill	1,792.9	1,804.2
Other intangibles, net of accumulated amortization of $153.7 million and $86.6 million.	1,848.9	1,911.6
Other assets	96.2	95.7

Total assets	$4,211.0	$4,320.7

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$80.7	$77.5
Current portion of long-term debt	9.5	10.6
Other current liabilities	89.6	107.0

Total current liabilities	179.8	195.1
Long-term debt	1,659.0	1,672.3
Other liabilities	646.6	667.4

Total liabilities	2,485.4	2,534.8
Redeemable noncontrolling interests	20.4	14.7
Stockholders’ equity:
Preferred stock, $0.01 par value; 0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; one thousand shares authorized, one hundred shares issued at June 30, 2013, and December 31, 2012; one hundred shares outstanding as of June 30, 2013, and December 31, 2012	—	—
Additional paid-in capital	1,690.7	1,687.2
Treasury stock at cost; 0 shares at June 30, 2013, and December 31, 2012	—	—
Retained earnings (accumulated deficit)	(13.6)	15.1
Accumulated other comprehensive income (loss)	(61.8)	(24.4)

Total TransUnion Corp. stockholders’ equity	1,615.3	1,677.9
Noncontrolling interests	89.9	93.3

Total stockholders’ equity	1,705.2	1,771.2

Total liabilities and stockholders’ equity	$4,211.0	$4,320.7

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

(in millions)

	Successor			Predecessor
	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013	Two Months Ended June 30, 2012	One Month Ended April 30, 2012	Four Months Ended April 30, 2012
Revenue	$300.8	$591.3	$190.9	$92.4	$373.0
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	121.3	239.0	74.6	57.0	172.0
Selling, general and administrative	94.5	177.5	50.3	93.9	172.0
Depreciation and amortization	45.2	90.5	29.0	7.3	29.2

Total operating expenses	261.0	507.0	153.9	158.2	373.2
Operating income (loss)	39.8	84.3	37.0	(65.8)	(0.2)
Non-operating income and expense
Interest expense	(25.2)	(51.0)	(18.4)	(9.8)	(40.5)
Interest income	0.2	0.5	0.1	0.2	0.6
Other income and (expense), net	1.6	0.9	0.4	(20.9)	(23.8)

Total non-operating income and expense	(23.4)	(49.6)	(17.9)	(30.5)	(63.7)
Income (loss) from continuing operations before income taxes	16.4	34.7	19.1	(96.3)	(63.9)
(Provision) benefit for income taxes	(4.5)	(11.4)	(8.3)	31.8	11.5

Net income (loss)	11.9	23.3	10.8	(64.5)	(52.4)
Less: net income attributable to noncontrolling interests	(1.7)	(2.9)	(1.2)	(0.6)	(2.5)

Net income (loss) attributable to TransUnion Corp.	$10.2	$20.4	$9.6	$(65.1)	$(54.9)

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Successor		Predecessor
	Six Months Ended June 30, 2013	Two Months Ended June 30, 2012	Four Months Ended April 30, 2012
Cash flows from operating activities:
Net income (loss)	$23.3	$10.8	$(52.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in control transaction fees	—	0.3	20.9
Depreciation and amortization	90.5	29.0	29.2
Deferred financing fees	2.4	—	3.9
Amortization of senior notes purchase accounting fair value adjustment	(8.5)	(2.6)	—
Stock-based compensation	3.5	—	2.0
Provision for losses on trade accounts receivable	0.4	0.1	3.1
Equity in net income of affiliates, net of dividends	—	3.8	(3.7)
Deferred taxes	3.2	3.5	(18.3)
Loss (gain) on sale of assets	(1.3)	—	0.1
Other	(0.1)	0.3	(0.7)
Changes in assets and liabilities:
Trade accounts receivable	(12.2)	(9.1)	(24.7)
Other current and long-term assets	(1.2)	1.3	1.5
Trade accounts payable	9.4	(5.3)	1.6
Other current and long-term liabilities	(15.2)	(20.8)	89.9

Cash provided by operating activities	94.2	11.3	52.4
Cash flows from investing activities:
Capital expenditures for property and equipment	(30.2)	(7.4)	(20.4)
Proceeds from sale of trading securities	2.2	—	1.1
Investments in trading securities	(1.4)	(0.1)	(1.1)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(30.3)	(10.5)	(0.1)
Proceeds from sale of other assets	4.2	—	0.2
Other	1.1	—	0.7

Cash used in investing activities	(54.4)	(18.0)	(19.6)
Cash flows from financing activities:
Proceeds from senior secured credit facility	923.4	—	—
Extinguishment of senior secured credit facility	(923.4)	—	—
Repayments of debt	(5.8)	(2.4)	(14.6)
Debt financing fees	(3.2)	—	(6.1)
Distribution of merger consideration	—	—	(1.3)
Change in control transaction fees	—	(0.3)	(20.9)
Distributions to noncontrolling interests	(1.1)	(0.3)	(0.4)
Dividends to TransUnion Holding	(49.1)	—	—
Other	0.1	0.1	(1.7)

Cash used in financing activities	(59.1)	(2.9)	(45.0)
Effect of exchange rate changes on cash and cash equivalents	(4.8)	(0.8)	0.8

Net change in cash and cash equivalents	(24.1)	(10.4)	(11.4)
Cash and cash equivalents, beginning of period	154.3	96.4	107.8

Cash and cash equivalents, end of period	$130.2	$86.0	$96.4

Results of Operations

As a result of the 2012 Change in Control Transaction, TransUnion Corp’s historical financial statements are presented on a Successor and Predecessor basis. Periods prior to May 1, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp prior to the 2012 Change in Control Transaction (the “Predecessor”) and periods after April 30, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp after the 2012 Change in Control Transaction (the “Successor”).

The 2012 Change in Control Transaction was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The guidance prescribes that the basis of the assets acquired and liabilities assumed be recorded at fair value to reflect the purchase price. Periods after the 2012 Change in Control Transaction are not comparable to prior periods due primarily to the additional amortization of intangibles in the Successor period resulting from the fair value adjustments of the assets acquired and liabilities assumed. In addition, the Predecessor incurred significant stock-based compensation and acquisition costs related to the 2012 Change in Control Transaction.

We operate TransUnion Holding and TransUnion Corp as one business and to facilitate comparability with the prior year, we present below the TransUnion Holding consolidated results for the three months ended June 30, 2013, and compare this to the combination of TransUnion Holding consolidated results for the three months ended June 30, 2013, and the TransUnion Corp Predecessor consolidated results for the one month ended April 30, 2012, (combined results for the three months ended June 30, 2013). To facilitate comparability with the prior year, we present below the TransUnion Holding consolidated results for the six months ended June 30, 2013, and compare this to the combination of TransUnion Holding consolidated results from inception through June 30, 2013, combined with the TransUnion Corp Predecessor consolidated results for the four months ended April 30, 2012, (combined results for the six months ended June 30, 2013). We present the information in this format to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis. We believe this presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations for the three and six months ended June 30, 2013, compared to the three and six months ended June 30, 2012, than a presentation of separate historical results for TransUnion Holding and TransUnion Corp Successor and Predecessor periods would provide. The following tables set forth our historical results of operations for the periods indicated below:

(in millions)	TransUnion Holding Consolidated Three Months Ended June 30, 2013	TransUnion Holding Consolidated Three Months Ended June 30, 2012	TransUnion Corp Predecessor Consolidated One Month Ended April 30, 2012	Combined Three Months Ended June 30, 2012	$ Change	% Change
Revenue	$300.8	$190.9	$92.4	$283.3	$17.5	6.2%
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	121.3	74.6	57.0	131.6	(10.3)	(7.8)%
Selling, general and administrative	94.8	50.8	93.9	144.7	(49.9)	(34.5)%
Depreciation and amortization	45.2	29.0	7.3	36.3	8.9	24.5%

Total operating expenses	261.3	154.4	158.2	312.6	(51.3)	(16.4)%
Operating income (loss)	39.5	36.5	(65.8)	(29.3)	68.8	nm
Non-operating income and expense
Interest expense	(49.2)	(33.3)	(9.8)	(43.1)	(6.1)	(14.2)%
Interest income	0.2	0.1	0.2	0.3	(0.1)	(33.3)%
Other income and (expense), net	1.5	(7.8)	(20.9)	(28.7)	30.2	nm

Total non-operating income and expense	(47.5)	(41.0)	(30.5)	(71.5)	24.0	33.6%
Income (loss) from operations before income taxes	(8.0)	(4.5)	(96.3)	(100.8)	92.8	92.1%
(Provision) benefit for income taxes	1.9	2.2	31.8	34.0	(32.1)	(94.4)%

Net income (loss)	(6.1)	(2.3)	(64.5)	(66.8)	60.7	90.9%
Less: net income attributable to noncontrolling interests	(1.7)	(1.2)	(0.6)	(1.8)	0.1	5.6%

Net income (loss) attributable to the Company	$(7.8)	$(3.5)	$(65.1)	$(68.6)	$60.8	88.6%

(in millions)	TransUnion Holding Consolidated Six Months Ended June 30, 2013	TransUnion Holding Consolidated Date of Inception Through June 30, 2012	TransUnion Corp Predecessor Consolidated Four Months Ended April 30, 2012	Combined Six Months Ended June 30, 2012	$ Change	% Change
Revenue	$591.3	$190.9	$373.0	$563.9	$27.4	4.9%
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	239.0	74.6	172.0	246.6	(7.6)	(3.1)%
Selling, general and administrative	178.2	50.8	172.0	222.8	(44.6)	(20.0)%
Depreciation and amortization	90.5	29.0	29.2	58.2	32.3	55.5%

Total operating expenses	507.7	154.4	373.2	527.6	(19.9)	(3.8)%
Operating income (loss)	83.6	36.5	(0.2)	36.3	47.3	130.3%
Non-operating income and expense
Interest expense	(99.0)	(34.8)	(40.5)	(75.3)	(23.7)	(31.5)%
Interest income	0.5	0.1	0.6	0.7	(0.2)	(28.6)%
Other income and (expense), net	0.9	(14.8)	(23.8)	(38.6)	39.5	102.3%

Total non-operating income and expense	(97.6)	(49.5)	(63.7)	(113.2)	15.6	13.8%
Income (loss) from operations before income taxes	(14.0)	(13.0)	(63.9)	(76.9)	62.9	81.8%
(Provision) benefit for income taxes	2.7	2.2	11.5	13.7	(11.0)	(80.3)%

Net income (loss)	(11.3)	(10.8)	(52.4)	(63.2)	51.9	82.1%
Less: net income attributable to noncontrolling interests	(2.9)	(1.2)	(2.5)	(3.7)	0.8	21.6%

Net income (loss) attributable to the Company	$(14.2)	$(12.0)	$(54.9)	$(66.9)	$52.7	78.8%

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED

Segment Information

Unaudited

	Three Months Ended June 30,				Six Months Ended June 30,
(dollars in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Revenue:
U.S. Information Services:
Online Data Services	$132.0	$125.4	$6.6	5.3%	$259.1	$247.0	$12.1	4.9%
Credit Marketing Services	30.9	30.8	0.1	0.3%	62.7	66.8	(4.1)	(6.1)%
Decision Services	25.0	24.3	0.7	2.9%	49.8	47.5	2.3	4.8%

Total U.S. Information Services	187.9	180.5	7.4	4.1%	371.6	361.3	10.3	2.9%
International:
Developed markets	24.5	23.0	1.5	6.5%	46.5	45.4	1.1	2.4%
Emerging markets	36.8	34.5	2.3	6.7%	70.5	68.7	1.8	2.6%

Total International	61.3	57.5	3.8	6.6%	117.0	114.1	2.9	2.5%
Interactive	51.6	45.3	6.3	13.9%	102.7	88.5	14.2	16.0%

Total revenue	$300.8	$283.3	$17.5	6.2%	$591.3	$563.9	$27.4	4.9%

	Three Months Ended June 30,				Six Months Ended June 30,
(dollars in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Operating Income(1)
U.S. Information Services	$37.3	$10.8	$26.5	nm	$80.3	$66.4	$13.9	20.9%
International	4.1	(6.4)	10.5	nm	6.5	8.4	(1.9)	(22.6)%
Interactive	15.9	14.2	1.7	12.0%	31.3	24.1	7.2	29.9%
Corporate	(17.8)	(47.9)	30.1	62.8%	(34.5)	(62.6)	28.1	44.9%

Total operating income (loss)	$39.5	$(29.3)	$68.8	nm	$83.6	$36.3	$47.3	nm

Operating Margin
U.S. Information Services	19.9%	6.0%		nm	21.6%	18.4%		nm
International	6.7%	(11.1)%		nm	5.6%	7.4%		nm
Interactive	30.8%	31.3%		nm	30.5%	27.2%		nm
Total operating margin	13.1%	(10.3)%		nm	14.1%	6.4%		nm
Adjusted Operating Income(2)
U.S. Information Services	$39.9	$51.9	$(12.0)	(23.1)%	$81.8	$107.5	$(25.7)	(23.9)%
International	6.4	8.0	(1.6)	(20.0)%	8.8	22.8	(14.0)	(61.4)%
Interactive	15.9	16.5	(0.6)	(3.6)%	31.3	26.4	4.9	18.6%
Corporate	(17.5)	(14.9)	(2.6)	(17.4)%	(34.2)	(29.7)	(4.5)	(15.2)%

Total Adjusted Operating Income	$44.7	$61.5	$(16.8)	(27.3)%	$87.7	$127.0	$(39.3)	(30.9)%

Adjusted Operating Income Margin
U.S. Information Services	21.2%	28.8%		(7.6)%	22.0%	29.8%		(7.8)%
International	10.4%	13.9%		(3.5)%	7.5%	20.0%		(12.5)%
Interactive	30.8%	36.4%		(5.6)%	30.5%	29.8%		0.7%
Total adjusted operating margin	14.9%	21.7%		(6.8)%	14.8%	22.5%		(7.7)%

(1)

For the three and six months ended June 30, 2013, operating income included additional depreciation and amortization as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction. The increase in depreciation and amortization, which is related primarily to the purchase accounting fair value adjustment, in the three months ended June 30, 2013, compared to the three months ended June 30, 2012, was as follows: USIS $5.9 million; International $1.9 million; Interactive $0.6 million; and Corporate $0.5 million. The increase in depreciation and amortization in the six months ended June 30, 2013, compared to the six months ended June 30, 2012, was as follows: USIS $20.3 million; International $9.4 million; Interactive $1.7 million; and Corporate $0.9 million. For the three and six months ended June 30, 2013, operating income included a $2.3 million loss on the disposal of a small operating company recorded in our International segment and a $2.9 million one-time adjustment for tax expense related to prior years that was recorded in each segment and in Corporate as follows: USIS $2.6 million; and Corporate $0.3 million. For the six months ended June 30, 2013, operating income also included a $1.1 million gain on the disposal of a product line recorded in our USIS segment. For the three and six months ended June 30, 2012, operating income included $90.7 million of accelerated stock-based compensation and related expense recorded by TransUnion Corp Predecessor as a result of the 2012 Change in Control Transaction that were recorded in each segment and in Corporate as follows: USIS $41.1 million; International $14.4 million; Interactive $2.3 million; and Corporate $32.9 million. See Part I, Item 1, Note 2, “2012 Change in Control Transaction,” for further information about the impact of the 2012 Change in Control Transaction.

(2)

See footnote 2 to Key Performance Measure for a discussion about Adjusted Operating Income, why we use it, its limitations, and the reconciliation to its most directly comparable GAAP measure, operating income.

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED

Key Financial Performance Measures and Reconciliation of Non GAAP Measures

Unaudited

	Three Months Ended June 30,				Six Months Ended June 30,
(dollars in millions)	2013 TransUnion Holding	2012 Combined	$ Change	% Change	2013 TransUnion Holding	2012 Combined	$ Change	% Change
Revenue	$300.8	$283.3	$17.5	6.2%	$591.3	$563.9	$27.4	4.9%
Reconciliation of operating income to Adjusted Operating Income:
Operating income (loss)	$39.5	$(29.3)	$68.8	nm	$83.6	$36.3	$47.3	130.3%
Adjustments(1)	5.2	90.7	(85.5)	(94.3)	4.1	90.7	(86.6)	(95.5)%

Adjusted operating income(2)	$44.7	$61.4	$(16.7)	(27.2)%	$87.7	$127.0	$(39.3)	(30.9)%

Reconciliation of net income (loss) attributable to the Company to Adjusted EBITDA:
Net income (loss) attributable to the Company	$(7.8)	$(68.6)	$60.8	88.6%	$(14.2)	$(66.9)	$52.7	78.8%
Discontinued operations	—	—	—	—	—	—	—	—

Net income (loss) from continuing operations attributable to the Company	$(7.8)	$(68.6)	$60.8	88.6%	$(14.2)	$(66.9)	$52.7	78.8%
Net interest expense	49.0	42.8	6.2	14.5%	98.5	74.7	23.8	31.9%
Income tax (benefit) provision	(1.9)	(34.0)	32.1	94.4%	(2.7)	(13.7)	11.0	80.3%
Depreciation and amortization(3)	45.2	36.3	8.9	24.5%	90.5	58.2	32.3	55.5%
Stock-based compensation	1.7	0.3	1.4	nm	3.5	2.0	1.5	75.0%
Other (income) and expense(4)	3.0	32.5	(29.57)	(90.8)%	6.9	45.3	(38.4)	(84.8)%
Adjustments(1)	5.2	90.7	(85.5)	(94.3)%	4.1	90.7	(86.6)	(95.5)%

Adjusted EBITDA(2)	$94.4	$100.0	$(5.6)	(5.6)%	$186.6	$190.3	$(3.7)	(1.9)%

Other metrics:
Cash provided by operating activities	$33.8	$(53.8)	$87.6	nm	$47.3	$(32.2)	$79.5)	nm
Capital expenditures	$13.8	$10.5	$3.3	31.4%	$30.2	$27.8	$2.4	8.6%

nm: not meaningful

(1)	For the three and six months ended June 30, 2013, adjustments included a $2.3 million loss on the disposal of a small operating company recorded in our International segment and a $2.9 million one-time adjustment for tax expense related to prior years that was recorded in each segment and in Corporate as follows: USIS $2.6 million; and Corporate $0.3 million. For the six months ended June 30, 2013, adjustments also included a $1.1 million gain on the disposal of a product line recorded in our USIS segment. For the three and six months ended June 30, 2012, adjustments included $90.7 million of accelerated stock-based compensation and related expense recorded by the Predecessor as a result of the 2012 Change in Control Transaction that were recorded in each segment and in Corporate as follows: USIS $41.1 million; International $14.4 million; Interactive $2.3 million; and Corporate $32.9 million.
(2)

Adjusted Operating Income and Adjusted EBITDA are non-GAAP measures. We present Adjusted Operating Income and Adjusted EBITDA as supplemental measures of our operating performance because they eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition to its use as a measure of our operating performance, our board of directors and executive management team focus on Adjusted EBITDA as a compensation measure. The annual variable compensation for members of senior management is based in part on Adjusted EBITDA. Adjusted Operating Income does not reflect certain stock-based compensation and certain other income and expense. Adjusted EBITDA does not reflect our capital expenditures, interest, income tax, depreciation, amortization, stock-based compensation and certain other income and expense. Other companies in our industry may calculate Adjusted Operating Income and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. Because of these limitations, Adjusted Operating Income and Adjusted EBITDA should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Adjusted Operating Income and Adjusted EBITDA are not measures of financial condition or profitability under GAAP and should not be considered alternatives to cash flow from operating activities, as measures of liquidity or as alternatives to operating income or net income as indicators of operating performance. We believe that the most directly comparable GAAP measure to Adjusted Operating Income is operating income and the most directly comparable GAAP measure to Adjusted EBITDA is net income attributable to the Company. The reconciliations of Adjusted Operating Income and Adjusted EBITDA to their nearest GAAP measures are included in the table above.
(3)	Operating income included additional depreciation and amortization beginning May 1, 2012, as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction.
(4)	Other income and expense above includes all amounts included on our consolidated statement of income in other income and expense, net, except for earnings from equity method investments and dividends received from cost method investments. For the three months ended June 30, 2013, other income and expense included $4.0 million of acquisition-related expenses and a net $1.0 million of other income. For the six months ended June 30, 2013, other income and expense included $5.6 million of acquisition-related expenses and a net $1.3 million of other expense. For the three months ended June 30, 2012, other income and expense included $28.3 million of acquisition-related expenses, primarily related to the 2012 Change in Control Transaction and the abandoned initial public offering process, and a net $4.2 million of other expense. Of the $28.3 million in acquisition-related expenses, $8.2 million was incurred by TransUnion Holding and $20.1 million was incurred by TransUnion Corp. For the six months ended June 30, 2012, other income and expense included $41.3 million of acquisition-related expenses, primarily related to the 2012 Change in Control Transaction and the abandoned initial public offering process, and a net $4.0 million of other expense. Of the $41.3 million of acquisition-related expenses, $15.2 million was incurred by TransUnion Holding and $26.1 million was incurred by TransUnion Corp.